    As filed with the Securities and Exchange Commission on August 11, 1997
                                     Registration No. 333-_____
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               AGRIBIOTECH, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

          Nevada                                  85-0325742
-----------------------------               ---------------------
(State or Other Jurisdiction of                (I.R.S. Employer
Incorporation or Organization)              Identification Number)


                         2700 Sunset Road, Suite C-25
                            Las Vegas, Nevada 89120
                                (702) 798-1969
      ------------------------------------------------------------------
      (Address, Including Zip Code, and Telephone Number, Including Area
              Code, of Registrant's Principal Executive Offices)

                        Dr. Johnny R. Thomas, President
                               AgriBioTech, Inc.
                         2700 Sunset Road, Suite C-25
                            Las Vegas, Nevada 89120
                                (702) 798-1969
      -------------------------------------------------------------------
      (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent for Service)

                                  Copies to:

                            Elliot H. Lutzker, Esq.
                            Snow Becker Krauss P.C.
                               605 Third Avenue
                           New York, New York 10158
                 Tel:  (212) 687-3860    Fax:  (212) 949-7052

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                           Proposed         Proposed
Title of Each                              Maximum          Maximum
  Class of                                 Offering         Aggregate      Amount of
Securities to         Amount to be          Price           Offering      Registration
be Registered          Registered        Per Share (1)      Price(1)          Fee
-------------          ----------        -------------      --------      ------------

Common Stock,          148,402 Shs.(2)       $2.16(2)         $320,000           $96.97
$.001 par value

Common Stock,        4,000,000 Shs.(4)       $7.47(3)      $29,880,000        $9,054.55
$.001 par value

Common Stock,        1,225,000 Shs.(5)       $2.12(6)       $2,597,000          $895.52(7)
$.001 par value

Common Stock,          750,000 Shs.(8)       $2.00(6)       $1,500,000          $517.24(7)
$.001 par value

Common Stock,          125,000 Shs.(9)       $2.25(6)         $281,250           $85.23(10)
$.001 par value

Common Stock,          125,000 Shs.(9)       $3.50(6)         $437,500          $132.58(10)
$.001 par value

------------------------------------------------------------------------------------------

  Total Registration Fee.....................................................$10,782.09(11)

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(2) Issued by the Registrant in connection with the acquisition of Clark Seeds, Inc.

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the closing sale price of the Common Stock of the Registrant on August 4, 1997 on the Nasdaq National Market of $7 15/32 per share.

(4) Issuable in exchange for the assets and/or stock of entities to be acquired by the Registrant, including approximately 1,500,000 participated to be issued in connection with the Company's previously announced acquisitions.

(5) Issuable to Henry Ingalls, an officer of the Registrant, upon exercise of transferrable stock options.

(6) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the per share exercise price.

(7) This amount was paid when the securities were first registered on the Company's Registration Statement on Form S-8 No. 333-07123 (first filed June 28, 1996).

(8) Issuable to Kathleen L. Gillespie, an officer of the Registrant, upon exercise of transferrable stock options.

(9) Issuable to Bryon Ford, an officer of the Registrant, upon exercise of transferrable stock options.

(10) This amount was paid when the securities were first registered on the Company's Registration Statement on Post Effective Amendment No. 1 to Form S-8 No. 333-07123 (first filed on July 24, 1997).

(11) Of this amount, $1,630.57 was paid with Registration Statement No.333-07123 and the remaining $9,151.52 is being paid with this Registration Statement.

                          ----------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                              --------------------

    Pursuant to Rule 429 under the Act, the Prospectus included as a part of this Registration Statement shall be deemed to be a combined prospectus which shall also relate to the Registrant's Registration Statements (File Numbers 33-78470 and 333-13953) and Post-Effective Amendment No. 1 (File Number 33-97684). This Registration Statement and the Registration Statement being amended hereby are collectively referred to herein as the "Registration Statement."

                 PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION
                             DATED AUGUST 11, 1997

PROSPECTUS
                               AGRIBIOTECH, INC.

                       6,373,402 Shares of Common Stock

    This Prospectus pertains to 6,373,402 shares of Common Stock (the "Shares"), $.001 par value per share, of AgriBioTech, Inc., a Nevada corporation ("ABT" or the "Company"), that may be sold by the selling stockholders named herein (the "Selling Stockholders"). Of the 6,373,402 Shares: 148,402 Shares were issued to the former shareholders of Clark Seeds, Inc.; an aggregate of 2,225,000 Shares are issuable upon exercise of transferrable stock options granted to officers of the Company; and 4,000,000 Shares are issuable by the Company in exchange for the assets and/or stock of entities which may be acquired by the Company, including approximately 1,500,000 Shares anticipated to be issued in connection with the Company's previously announced acquisitions.

    The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders, although it will receive the exercise price of options exercised under this Prospectus. It is anticipated that the Selling Stockholders will offer shares of Common Stock for resale at prevailing prices on the Nasdaq National Market ("Nasdaq"). See "Plan of Distribution." All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

    The Common Stock is traded on Nasdaq under the symbol "ABTX." On August 8, 1997, the closing sale price of the Common Stock as reported on Nasdaq was $8 3/16 per share.

    THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                                  ----------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

    This Prospectus also amends the Company's Prospectuses dated October 10, 1995 and October 18, 1996.



                 THE DATE OF THIS PROSPECTUS IS AUGUST __, 1997

      The registration of the Securities offered hereby is being effected in connection with registration rights granted by the Company pursuant to the terms of various asset and stock purchase agreements. In accordance with the terms of such rights, the Company will bear the expenses of such registration, which are estimated to be $40,000, except that the Selling Stockholders will bear the cost of all brokerage commissions and discounts incurred in connection with the sale of their respective Securities and their respective legal expenses.

    Commencing on the effective date of this Prospectus, the Securities may be sold, from time to time, by the Selling Stockholders directly to purchasers, pledged or, alternatively, may be offered through agents, brokers, dealers or underwriters, who may receive compensation in the form of commissions or discounts from the Selling Stockholders or purchasers of the Securities. Sales of the Shares may be made on Nasdaq, in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or at a negotiated price.

    Any brokers, dealers or agents that participate in the distribution of the Securities (the "Offering") may be deemed to be underwriters under Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts received by them on the resale of such Securities may be deemed to be underwriting compensation under the Securities Act. The sale of the Securities by the Selling Stockholders is subject to the prospectus delivery and other requirements of the Securities Act. See "Plan of Distribution."

    No person has been authorized to give any information or to make any representations in connection with the Offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Securities in any circumstances in which such offer or solicitation is unlawful.


                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at the Northeast Regional Office, Seven World Trade Center, New York, New York 10048, and at the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60611-2511. Copies of such material may be obtained, at prescribed rates, by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be found on the Commission's Worldwide Web site at http://www.sec.gov.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is hereby made to such Registration Statement and the exhibits thereto or incorporated therein by reference. The Registration Statement, including such exhibits, may be inspected without charge at the public reference facilities maintained by the Commission, at the Commission's regional offices at the addresses stated above and on the Commission's Web site. Copies of these documents may be obtained, at prescribed rates, by writing to the Commission's Public Reference Section at the address set forth above.

                     INFORMATION INCORPORATED BY REFERENCE

    The following documents filed with the Commission are incorporated into this Prospectus by reference:

        (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 ("Form 10-KSB").

        (2) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1996, December 31, 1996, and March 31, 1997 ("Forms 10-QSB").

        (3) The Company's Current Reports on Form 8-K for September 13,1996, October 30, 1996 (as amended), May 15, 1997 (as amended) and June 18, 1997 ("Forms 8-K").

        (4) The description of the Company's Common Stock, $.001 par value, contained in the Company's registration statement on Form 8-A (File No. 0-19352), filed July 11, 1995, pursuant to Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such information.

        (5) The Company's Proxy Statement dated January 13, 1997.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company furnishes its shareholders and registered Warrantholders with annual reports which contain financial statements audited by its independent certified public accountants and such other interim reports containing unaudited financial information as it deems appropriate.

   The Company will provide without charge to each person who receives this Prospectus, upon written or oral request, a copy of any information that is incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests should be directed to the following address:

                               AGRIBIOTECH, INC.
                          2700 Sunset Road, Suite C-25
                            Las Vegas, Nevada 89120
                        Attention:  Corporate Secretary
                                 (702) 798-1969

                                  THE COMPANY

   AgriBioTech, Inc. (the "Company") is a fully integrated full service seed company specializing in the forage and turf seed sector, complete with research and development of proprietary seed varieties, seed processing plants and a national distribution and sales network. The Company became the largest forage and turf grass seed company in the United States through an acquisition program. The Company has completed 13 acquisition transactions since January 1, 1995 with historical annualized revenues of approximately $110 million, exclusive of pending acquisitions previously announced totaling approximately $45 million (see Recent Developments).

   The Company was incorporated in the state of Colorado on December 31, 1987 under the name Sussex Ventures, Ltd. ("Sussex"). The Company was an inactive development stage company until September 30, 1993 when it acquired all of the outstanding stock of AgriBioTech, Inc., a Nevada corporation ("ABT"). ABT was treated as the acquiring corporation in the transaction, which was accounted for as a reverse purchase. In June 1994, the Company merged with and into ABT, then a wholly-owned subsidiary of the Company, and changed its name to AgriBioTech, Inc. and became a Nevada corporation. The Company had limited revenues until 1995, when it commenced its acquisition program.


                                  THE OFFERING

Shares of Common Stock to be offered:................    6,373,402 (1)

Shares of Common Stock issued and outstanding:          23,870,385 (2)

_______________

(1) Consists of (i) 148,402 shares of Common Stock issued to the former shareholders of Clark Seeds, Inc.; (ii) 4,000,000 shares of Common Stock reserved for issuance in connection with future acquisitions, including certain of which are pending (see Recent Developments); and (iii) an aggregate of 2,225,000 Shares issuable upon exercise of transferrable stock options granted to officers of the Company.

(2) Based on 23,870,385 shares outstanding as of August 6, 1997, but does not give effect to 3,973,400 shares of Common Stock reserved for issuance upon exercise of stock options currently outstanding and an additional 473,600 shares of Common Stock issuable upon exercise of options available for future grants under the 1994 Plan and; (ii) 2,000,000 shares of Common Stock issuable upon exercise of Class C Warrants currently outstanding;
     (iii) 400,000 shares of Common Stock reserved for issuances upon grant of shares under the Bonus Plan; (iv) 185,625 shares of Common Stock reserved for issue upon exercise of other warrants outstanding; and (v) 288,956 shares of Common Stock issuable as of June 30, 1997, upon exercise of Preferred Stock outstanding .

Use of
Proceeds:   The Company will not receive any proceeds from the sale of the
--------
            Securities offered hereby. The Company will receive an aggregate of $4,815,750 if all options were exercised for which the underlying
            Common Stock is registered under this Prospectus and will use such proceeds for working capital purposes, including, but not limited to, the funding of potential acquisitions.

Risk
Factors:    The Shares offered hereby are speculative and involve a high degree
-------
            of risk. The purchase of Shares offered hereby should be considered only by those persons who can afford a loss of their entire investment. See "Risk Factors."

                              RECENT DEVELOPMENTS

On June 23, 1997, the Company announced it had signed a letter of intent to acquire the seed operations of Olsen-Fennell Seeds, Inc. and its affiliates, which have approximately $35 million in annual sales. On June 25, 1997, the Company announced it had signed a letter of intent to acquire another seed operation which has annual sales of approximately $10 million. The Company is continuing with the due diligence process and anticipates these acquisitions will be consummated. Of the shares registered in this offering, the Company estimates approximately 1,500,000 will be issued in connection with these previously announced acquistions.

                                  RISK FACTORS

     In addition to considering the other information set forth in, or incorporated by reference into, this Prospectus, prospective investors should carefully consider the following factors in evaluating an investment in the Company. Statements in this Prospectus include forward looking statements that involve a number of risks and uncertainties. These include the Company's need to manage its growth, intense competition in the seed industry, seasonality of quarterly results, and the other risks detailed from time to time in the Company's SEC Reports.

     Limited Operating History; No Assurance of Future Profitability.  The
     ---------------------------------------------------------------
Company did not generate significant revenues from its formation until its first acquisition effective January 1, 1995. While the Company's subsidiaries have operating histories, the Company itself has had a limited operating history, and limited experience in managing operating subsidiaries. Potential investors should be aware of the difficulties encountered by a company with limited available capital and other risk factors set forth in this section, including, but not limited to, the competition which the Company faces in the seed industry. The Company's prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with a new business. Furthermore, the Company had an accumulated deficit of $10,900,242 through March 31, 1997, and reported its first profitable quarter during the quarter ended March 31, 1997. The Company will not, however, report profits for the fiscal year ended June 30, 1997, and there can be no assurance that the Company will achieve profitability in the future.

     Need for Financing.  At March 31, 1997, the Company had cash of $644,000.
     ------------------
The Company currently has a revolving line of credit with Bank of America. Borrowings under the line of credit are available based on 70% of the Company's eligible receivables and 50% of the Company's eligible inventory up to a maximum limit of $22 million. Due to the seasonality of the Company's business, there are wide fluctuations in both the levels of the Company's borrowing needs and the amounts of available collateral. The Company also has a $2 million unsecured credit facility from the Bank of America which is due on August 31, 1997. If the Company is unable to generate a positive cash flow from operations, of which there can be no assurance, it may have to seek additional funds to finance operations through equity financing, which may result in dilution to the then existing stockholders, or through bank or other borrowings. Additional financing will also be necessary to finance future acquisitions. There can be no assurance that such additional funds, if needed, will be available and, if available, will be on terms acceptable to or affordable by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements in the Form 10-KSB and Forms 10-QSB.

     Need to Manage Growth.  The Company has acquired all or part of thirteen
     ---------------------
regional seed companies since January 1, 1995 and intends to expand current levels of operations through additional acquisitions. The Company's future success depends upon its ability to integrate the operations of its operating subsidiaries into a vertically integrated company. While each of the Company's subsidiaries has experience in marketing forage and/or turf grass seed, these companies operate in different geographic regions. Therefore, the Company's ultimate success depends on its ability to manage an effective national sales organization.

     The Company's rapid growth since January 1995 has placed and may continue to place significant demands on the Company's management, technical, financial and other resources. In addition, successful expansion of the Company's operations will depend on, among other things, its ability to attract, hire and retain skilled management and other personnel on a regional and/or national level, secure adequate sources of seed on commercially reasonable terms and successfully manage growth, none of which can be assured. To manage growth effectively, the Company will need to expand its support staff and infrastructure commensurate with any increase in business and implement and improve operational, financial and management information systems, procedures and controls. There can be no assurance that the Company will be able to manage its future growth effectively, and failure to do so could have a material adverse effect on the Company's business and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-KSB and the Forms 10-QSB.

     Competition.  The seed industry and the field of agriculture technology are
     -----------
both highly competitive. The seed industry consists of approximately 1,600 small local companies accounting for approximately 60% of the total seed sales and approximately 400 multinational and large regional seed companies many of which have substantially greater financial resources, facilities and organizations than the Company has currently. Competition in the seed industry is based primarily on price and product performance. From time to time regional seed distributors will sell outside of their region to dump excess seed inventory resulting in fierce price cutting having an adverse effect on the Company's operations. See "Business-Competition" in the Form 10-KSB.

     Dependence on Key Personnel.  The success of the Company is largely
     ---------------------------
dependent upon the efforts, abilities and expertise of Johnny R. Thomas, President, as well as each of the Company's five Vice Presidents. The Company has entered into at-will employment agreements with each of these persons. Each of these officers and key employee intends to devote substantially all of his or her business time to the Company's affairs. See "Management" in the Form 10-KSB and "Election of Directors" in the Proxy Statement.

     Cyclical Nature of Agricultural Products.  Agricultural products including
     ----------------------------------------
seed are generally cyclical in nature. Agricultural products are commodities subject to wide fluctuations in price based on supply of the products and demand for, in this case, the raw or processed seed. Furthermore, the demand for seed is dependent on the demand of farmers, which is influenced by the general farm economy. The production of seed is subject to a variety of nature's adversities including drought, wind, hail, disease, insects, early frost and numerous other forces that could adversely affect the growing of seed in any growing season. Weather affects commodity prices, seed yields and planting decisions by farmers.

     Lack of Proprietary Rights.  The Company currently possesses proprietary
     --------------------------
rights to certain products protected under the Plant Variety Protection Act. While the Company is seeking other protected varieties such protection is not considered essential to the production and marketing of its products and the Company's ultimate success. There can be no assurance that the Company will obtain other proprietary varieties or the Company's competitors will not possess protected varieties that perform better than those of the Company.

     Seasonality of Quarterly Results.  The seed business is highly seasonal and
     --------------------------------
the Company's business is subject to wide seasonal fluctuations. Results of operations from quarter to quarter will not necessarily reflect the results for the entire year and are not necessary indicative of results which may be expected for any other interim period. The bulk of the Company's forage seed sales currently occur between December and May. Changes in climate can also fluctuate results of operations between quarters. These climatic conditions affect delivery of seed and can cause a shift in sales between quarters.

     Control by Management and Current Stockholders.  Prior to this offering,
     ----------------------------------------------
Management of the Company owned 4,255,620 (approximately 17.8%) of the 23,870,385 shares of the Company's Common Stock outstanding, and would own 29.3% after giving full effect to the exercise of their options and Warrants. Accordingly, the Company's present Management may be able to effectively control the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge or sell all of the assets of the Company and generally direct the affairs of the Company. See "Voting Securities" in the Proxy Statement.

     Blank Check Preferred Stock and Control of the Company.  The Company's
     ------------------------------------------------------
Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock.

     At June 30, 1997, the Company had: (a) 900 shares of Series B Convertible Preferred Stock issued and outstanding, with a liquidation preference of $1,009,479 and Convertible into 227,489 shares of Common Stock, and (b) 200 shares of Series C Convertible Preferred Stock with a liquidation preference of $212,186 and convertible into 61,467 shares of Common Stock.

     Although there are no present plans, agreements, commitments or undertakings with respect to the Company's issuance of any additional shares of Preferred Stock, except as may be used for potential acquisitions, any such issuances may be deemed to be an anti-takeover device which could be utilized as a method of discouraging, delaying or preventing a change in control of the Company or to dilute the public ownership of the Company and give clear control of the Company to current Management and there can be no assurance that the Company will not issue such shares.

     Adverse Effect of Potential Future Sales of Common Stock Under Rule 144 or
     --------------------------------------------------------------------------
this Registration Statement.  Of the Company's 23,820,835 issued and outstanding
---------------------------
shares of Common Stock as of August 6, 1997, approximately 465,000 shares are "restricted securities" as that term is defined under Rule 144 under the Securities Act,except for 148,402 Shares registered as part of this Prospectus. All of these restricted shares have been registered for resale under the Securities Act. The Company cannot predict the effect that sales made under Rule 144, sales made pursuant to this or other registration statements may have on any then prevailing market price. The Company is unable to predict the effect that sales made pursuant to this Registration Statement, Rule 144, or otherwise, may have on the then existing market price of the Company's securities. The possibility exists that the sale of any of these Securities, or even the potential of such sales, may be expected to have a depressive effect on the price of the Company's securities in any public trading market. This could impair the Company's ability to raise additional equity capital. See "Voting Securities" in the Proxy Statement.

     Issuance of Common Stock Without Stockholder Approval.  The Company has
     -----------------------------------------------------
50,000,000 authorized shares of Common Stock, of which 23,820,835 were issued and outstanding as of August 6, 1997. Management will have broad discretion with respect to the issuance of the 26,129,165 authorized but unissued shares, including discretion to issue such shares in compensatory and acquisition transactions. However, since the Company's Common Stock is quoted on the Nasdaq National Market, shareholder approval is required for the establishment of a plan or arrangement for the issuance of compensatory shares exceeding the lesser of 25,000 shares or 1% of the outstanding shares, except with respect to, among other things, acquisitions of companies and newly hired personnel, the issuance of 20% or more of the outstanding shares in connection with the acquisition of stock or assets of another company or the issuance of 20% or more of the Common Shares at a price less than the greater of book value or market value.

     No Dividends.  The Company has not paid any dividends on its Common Stock
     ------------
and does not expect to declare or pay any cash or other dividends in the foreseeable future. To the extent the Company has future earnings, the Company intends to reinvest such earnings in the business operations of the Company.

     Public Market Risks; Possible Volatility of Securities Prices.  The market
     -------------------------------------------------------------
price for the Company's securities has been and may continue to be volatile. Factors such as the Company's financial results, financing efforts, and various factors affecting the agricultural industry generally may have a significant impact on the market price of the Company's securities. Additionally, in the last several years, the stock market has experienced a high level of price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, the common stock of which trades in the over-the-counter market, have experienced wide price fluctuations and volatility which have not necessarily been related to the operating performance of such companies themselves. Any such fluctuations, or general economic and market trends, could adversely affect the price of the Company's securities. Due to all of the foregoing factors, it is likely that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In that event, the price of the Company's securities would likely be materially adversely affected.

     Speculative Nature of Options and Warrants.  As of August 6, 1997, the
     ------------------------------------------
Company had outstanding 2,000,000 Class C Warrants, each exercisable at $7.50, for one share of Common Stock until January 17, 1998. The Company also had outstanding options to purchase 3,973,400 shares of Common Stock exercisable for up to ten (10) years ending in 2006, at prices ranging from $2.00 to $6.94 per share. Options and warrants are generally more speculative than Common Stock which is purchasable upon the exercise thereof. During the term of the options and warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's Common Stock, subject, in certain cases, to the Company's right of redemption. See "Potential Adverse Effect of
                                                   ---------------------------
Redemption of Warrants" below.  Historically, the percentage increase or
----------------------
decrease in the market price of an option or warrant has tended to be greater than the percentage increase or decrease in the market price of the underlying common shares. An option or warrant may become valueless, or of reduced value, if the market price of the Common Stock decreases, or increases only modestly, over the term of the option or warrant. The holders of options and warrants would be most likely to exercise them and purchase the Company's Common Stock at a time when the Company could obtain capital by a new offering of securities on terms more favorable than those provided by the options and warrants. Consequently, the terms on which the Company could obtain additional capital during such period may be adversely affected.

     Potential Adverse Effect of Redemption of Warrants.  The Warrants may be
     --------------------------------------------------
redeemed by the Company upon notice of not less than 30 days, at a price of $.01 per Warrant. The Company reserved the right, however, to have standby purchasers exercise such Warrants and pay the exercise price to the Company without possession of the Warrant certificates during the two weeks following the redemption date. In turn, the Company will pay the $.01 redemption price to the registered holders of exercised Warrants. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is expected to be substantially less than the market value of the Warrants at the time of redemption.

     Disclosure Relating to Low-Priced Stocks; Restrictions on Resales of Low-
     ------------------------------------------------------------------------
Priced Stocks and Restrictions on Broker-Dealer Sales.  In the event that the
-----------------------------------------------------
Company's Common Stock was no longer traded on Nasdaq in the future, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. In addition, the Company would be subject to Rule 15g-9 (the "Rule") promulgated under the Securities Exchange Act of 1934, which imposes various sales practice requirements on broker-dealers who sell securities governed by the Rule to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the Rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities and may affect the ability of stockholders to sell the Company's securities in the secondary market and otherwise affect the trading market in the Common Stock.

                              SELLING STOCKHOLDERS

     An aggregate of 148,402 Shares were issued to the former shareholders of Clark Seeds, Inc. In addition, (i) 4,000,000 Shares are issuable to various persons in connection with future acquisitions by the Company, including approximately 1,500,000 anticipated to be issued in connection with the Company's previously announced acquisitions, and (ii) an aggregate of 2,225,000 Shares are issuable to officers of the Company upon exercise of transferrable options. The transferees will become Selling Stockholders by supplement to this Prospectus.

     The following table sets forth information as of August 6, 1997, based on information obtained from the Selling Stockholders named below, with respect to the beneficial ownership of Shares being registered hereunder; the number of Shares known to the Company to be held by each; the number of Shares to be sold by each; and the percentage of outstanding shares of Common Stock beneficially owned by each, before this offering and assuming that no Shares will be owned after this offering.

                                                                           Percentage of Outstanding
                          Amount and Nature of      Number of Shares to        Shares Owned Before
         Name            Beneficial Ownership(1)        be Sold (2)                Offering(2)
         ----            -----------------------    -------------------    -------------------------
Fred Clark(3)                    219,627(4)                102,027                        *
Brent Clark(3)                    71,725(4)                 27,825                        *
Steven Jensen(3)                  46,366(4)                  9,275                        *
Donald Morris(3)                  62,599(4)                  9,275                        *

------------

*    Less than 1% of the outstanding common stock of the Company.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Assumes, for each person, that the exercisable and convertible Securities that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date hereof have been exercised.

                                    -11- (Footnotes continued on following page)

(2) Based on 23,870,385 shares of Common Stock issued and outstanding as of August 6, 1997.

(3) This person was a shareholder of Clark Seeds, Inc. prior to its acquisition by the Company and is now an employee of the Company.

(4)  Includes less than 2,000 Shares underlying options currently exercisable.


                           DESCRIPTION OF SECURITIES

Authorized

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value. The Company has designated 10,000 shares of Series B Convertible Preferred Stock of which 900 shares were issued and outstanding as of August 1, 1997 and 15,000 shares of Series C Convertible Preferred Stock of which 200 shares were issued and outstanding as of August 1, 1997. The following summary description of the Company's Common Stock registered hereby is qualified in its entirety by reference to the Company's Certificate of Incorporation, Certificates of Designation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

     All of the 23,870,385 shares of Common Stock issued and outstanding as of August 6, 1997 are and will be, duly authorized, validly issued, fully paid and non-assessable. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. Holders of shares of Common Stock are entitled to receive such dividends as may be declared on Common Stock by the Board of Directors out of funds legally available therefor and to share ratably in the assets of the Company available upon liquidation subject to rights of creditors and any shares of Preferred Stock. The holders of shares of Common Stock do not have the right to cumulate their votes in the election of directors and, accordingly the holders of more than 50% of all the Common Stock outstanding are able to elect
all directors.   The current officers and directors beneficially held 4,255,620 shares (18%) without giving effect to the exercise of their options and warrants, as of August 6, 1997, prior to any sales by them, and accordingly they may be able to elect all of the Company's directors prior to their selling any shares of Common Stock.

REGISTRAR AND TRANSFER AGENT

     The Registrar and Transfer Agent for the Company's Common Stock is Corporate Stock Transfer, Inc., Denver, Colorado.


                              PLAN OF DISTRIBUTION

     The Securities may be sold from time to time directly by the Selling Stockholders and/or by their assignees, transferees, pledgees or other successors for their own accounts and not for the account of the Company. Alternatively, the Selling Stockholders may from time to time offer the Securities through underwriters, dealers or agents. The distribution of the Securities by the Selling Stockholders may be effected from time to time in one or more transactions that may take place in the over-the-counter market including ordinary broker's transactions, privately negotiated transactions, pledges, or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales.

     The Selling Stockholders, their transferees, intermediaries, donees, pledgees or other successors in interest through whom the Securities are sold may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. Registration of a portion of the Securities is being made pursuant to agreements with the Company pursuant to which the Company will pay all expenses incident to the offering and sale of the Securities to the public except as described hereinafter. The Company will not pay, among other expenses, commissions and discounts of underwriters, dealers or agents or the fees and expenses of counsel for the Selling Stockholders. In some cases, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Act. See "Commission Position on Indemnification for Securities Act Liabilities" below.

     There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares of Common Stock offered by them hereunder.

     The sale of the Securities is subject to the Prospectus delivery and other requirements of the Act. To the extent required, the Company will use its best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this Prospectus or a new registration statement with respect to the Securities to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus, including, but not limited to, the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by the underwriter for Shares purchased from a Selling Stockholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the Securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to the Common Stock of the Company during the applicable "cooling off" period five business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of Securities by the Selling Stockholders.


                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158. Snow Becker Krauss P.C. owns 43,823 shares of the Company's Common Stock and Warrants to purchase 25,000 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements of AgriBioTech, Inc. as of June 30, 1996 and June 30, 1995 and for the year ended June 30, 1996 and the nine-month period ended June 30, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Germain's Inc. and W-L Research, Inc. as of September 30, 1995 and September 30, 1994 and for each of the years in the two year period ended September 30, 1995 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of E.F. Burlingham & Sons as of December 31, 1996 and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
-------   -------------------------------------------

       The expenses in connection with the issuance and distribution of the securities being registered shall be borne by the Registrant and are estimated as follows:


     SEC Filing Fee....................    $ 5,852.56
     Printing and Engraving Expenses...      5,000.00
     Legal Fees and Expenses...........     20,000.00
     Accounting Fees and Expenses......      5,000.00
     Miscellaneous.....................      4,147.44
                                           ----------

             Total:....................    $40,000.00
                                           ==========

Item 15.  Indemnification of Directors and Officers
-------   -----------------------------------------

       Except to the extent hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

       The Company maintains insurance protecting its directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

       Article Ninth of the Registrant's Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent allowed by the Nevada General Corporation Law ("GCL"), which provides in relevant part as follows :

Section 78.751:

       1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752:

     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

   2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

     (a) The creation of a trust fund.

     (b) The establishment of a program of self-insurance.

     (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

     (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     4.   In the absence of fraud:

     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     (b) The insurance or other financial arrangement:

          (1)  Is not void or voidable; and

          (2) Does not subject any director approving it to personal liability for his action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS [The Nevada Revised Statutes].

     Article VI of the Registrant's Bylaws provides as follows:

                                Indemnification
                                ---------------

     On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

     On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

ITEM 16.  EXHIBITS, LIST AND REPORTS ON FORM 8-K

     (a)  Exhibits

Exhibit No.    Description
-----------    -----------
  5.1          Securities opinion of Snow Becker Krauss P.C.*

 23.1          Consent of KPMG Peat Marwick LLP.*

 23.2 Consent of Snow Becker Krauss P.C. is included in Exhibit 5.1 to this Registration Statement.

 24.1          Power of Attorney (on signature page)

___________________

*    Filed with this Registration Statement.

Item 17.  Undertakings
-------   ------------

     The Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

          (6) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 11, 1997.

                                         AGRIBIOTECH, INC.

                                         By: /s/ Johnny R. Thomas
                                             ---------------------------------
                                             Johnny R. Thomas, President


                               POWER OF ATTORNEY

     Each of the undersigned hereby authorizes Johnny R. Thomas or Henry A. Ingalls as his attorneys-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this registration statement as the Registrant deems appropriate and appoints such persons as attorneys-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Johnny R. Thomas      President (Principal Executive Officer)   August 11, 1997
--------------------
Johnny R. Thomas          and Director

/s/ Henry A. Ingalls      Vice President and Treasurer (Principal   August 11, 1997
--------------------
Henry A. Ingalls          Financial and Accounting Officer)

/s/ Scott J. Loomis       Vice President and Director               August 11, 1997
--------------------
Scott J. Loomis

/s/ John C. Francis       Vice President, Secretary and Director    August 11, 1997
--------------------
John C. Francis

/s/ Kent Schulze          Director                                  August 11, 1997
--------------------
Kent Schulze

/s/ James Hopkins         Director                                  August 11, 1997
--------------------
James Hopkins